                                                                     EXHIBIT 4.2

                             EVOLVE SOFTWARE, INC.

                      RESTRICTED STOCK PURCHASE AGREEMENT

     This Agreement is made as of the _____ day of ____, ____, by and between Evolve Software, Inc., a Delaware corporation (the "Company"), and ___________________ ("Purchaser").

     In consideration of the mutual covenants and representations herein set forth, the Company and Purchaser agree as follows:

        (a)  Purchase and Sale of Stock.
             ---------------------------
             (i) Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to Purchaser and Purchaser agrees to purchase from the Company on the Closing Date (as herein defined), ____ shares of the Company's Common Stock (the "Stock") at a price of $0.10 per share, for an aggregate purchase price of $____. The purchase price for the Stock shall be paid by Purchaser in cash or by check payable to the Company, or by means of a duly executed full-recourse promissory note in the form attached hereto as Exhibit A (the "Note") made to the Company, or by a combination of such methods of payment.

             (ii) The Note shall become payable in full upon the earlier of five years from the date of this Agreement, thirty (30) days following termination of Purchaser's employment with or services to the Company except for death or disability, and one (1) year following termination as a result of death or disability.

             (iii) As security for the faithful performance of this Agreement, the repayment of the amount owing under the Note (if any) and to insure the availability for delivery of the Purchaser's Stock upon exercise of the Purchase Option (as defined below), the Purchaser shall deliver to the Secretary of the Company, acting as escrow holder, or such other escrow holder as designated by the Company (the "Escrow Holder"), all certificates representing the Stock and two executed blank stock assignments, in the form attached hereto as Exhibit B, for use in transferring all or a portion of said Stock to the Company, as required under this Section 1(c) or under any other provision of this Agreement, and shall enter into a set of Joint Escrow Instructions in the form attached hereto as Exhibit C.

             (iv) As security for the payment of the Note and any renewal, extension or modification thereof, the Purchaser hereby grants to the Company, pursuant to the Security Agreement attached hereto as Exhibit D, a security interest in and pledges with and delivers to the Company the certificate or certificates representing the Stock.

             (v) In the event of any foreclosure of the security interest, the Company may sell the Shares at a private sale or may itself repurchase any or all of the Stock. The parties acknowledge that, prior to the establishment of a public market for the Stock of the Company, the securities laws applicable to the sale of the Stock make a public sale of the Shares commercially unreasonable. The parties agree that the repurchasing of said Stock by the Company, or by any person to whom the Company may have assigned its rights hereunder, is commercially reasonable if made at any of the following prices: (i) a price determined by the Board of Directors in its discretion, fairly exercised, representing what would be the fair market value of the Shares diminished by any limitation on transferability, whether due to the size of the block of Shares or the restrictions of applicable securities laws, or (ii) the book value per Share as recorded on the Company's books at the end of the last fiscal quarter prior to the date of sale of the Stock upon foreclosure (whether or not such book value per share is unaudited and subject to adjustment), or (iii) the price at which the Stock were originally purchased by the Purchaser.

             (vi) In the event of default in payment when due of any indebtedness under the Note, the Company may elect then, or at any time thereafter, to exercise all rights available to a secured party under the California Commercial Code, including the right to sell the Stock at a private or public sale or repurchase the Shares as provided above. The proceeds of any sale shall be applied in the following order:

                   (1) To pay all reasonable expenses of the Company in enforcing this Agreement, including without limitation reasonable attorneys' fees and legal expenses incurred by the Company.

                   (2) In satisfaction of the remaining indebtedness under the Note.

                   (3)  To the Purchaser, any remaining proceeds.

             (vii) Upon full payment by the Purchaser of all amounts due on Purchaser's Note, the Escrow Holder shall deliver to the Purchaser the certificate or certificates representing the Stock in the Escrow Holder's possession belonging to the Purchaser, the blank stock assignment and the executed original of the Note marked "canceled" by the Company, and the Escrow Holder shall be discharged of all further obligations hereunder; provided, however, that the Escrow Holder shall nevertheless retain said certificate or certificates and stock assignment as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

        (b)  Closing.  The purchase and sale of the Stock shall occur at a
             --------
Closing to be held at such time and place (the "Closing Date"), as designated by the Company by written notice of at least two business days. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, Purchaser shall deliver to the Company a check payable to the order of the Company in the aggregate amount of the purchase price of the Stock or a duly executed Note in the principal amount of the purchase price (or a combination of checks and promissory notes), and the Company will issue, as promptly thereafter as practicable, a certificate representing the Stock registered in the name of the Purchaser.

        (c)  Purchase Option.
             ----------------
     A total of ____ shares of the Stock ("Purchasable Shares") shall be subject to the right and option of the Company to repurchase such shares ("Purchase Option") as set forth in this paragraph 3. In the event Purchaser shall cease to serve as a consultant to the Company, for any reason, or no reason, with or without cause, including involuntary termination, death or temporary or permanent disability (the "Termination"), the Purchase Option shall come into effect. Following a Termination, the Company shall have the right, as provided in subparagraph (b) hereof, to purchase from the Purchaser or his personal representative, as the case may be, at the purchase price per share originally paid as set forth in paragraph 1 hereof ("Option Price") that portion of the Purchasable Shares which remains unvested as of the date of the Termination (the "Unvested Shares"). ____ shares of the Stock have a Vesting Date of ____ __, ____. Subject to consultancy with the Company, one twenty-fifth (1/25) of the remaining Stock shall vest on the fifteenth of each month after ____ __, ____ (the "Vesting Commencement Date").

     Within 90 days following a Termination, the Company shall notify Purchaser by written notice delivered or mailed as provided in subparagraph 9(c), as to whether it wishes to purchase the Unvested Shares pursuant to exercise of the Purchase Option. If the Company (or its assignee) elects to purchase the Unvested Shares hereunder, it shall set a date for the closing of the transaction at a place and time specified by the Company or, at Company's option, such closing may be consummated by mail as provided in Section 9(c) hereof. At such closing, the Company (or its assignee) shall tender payment for the Unvested Shares and the certificates representing the Unvested Shares so purchased shall be canceled. The Option Price shall be payable, at the option of the Company by cancellation of all or any outstanding indebtedness of Purchaser to the Company (including but not limited to indebtedness under the Note) or in cash or by check. If the Purchase Option is assigned by the Company and the fair market value of the shares, as determined by the Board of Directors of the Company, exceeds the repurchase price, and such assignee exercises the Purchase Option, then the assignee shall pay to the Company the difference between the fair market value of the shares repurchased and the aggregate repurchase price.

        (d)  Stock Splits, etc. If, from time to time during the term of this
             ----------------------------------------------------------------
Agreement:
----------

             (i) There is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company; or

             (ii) There is any consolidation, merger or sale of all, or substantially all, of the assets of the Company; then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of Stock shall be immediately subject to this Agreement and be included in the word "Stock" for all purposes with the same force and effect as the shares of Stock presently subject to the Purchase Option, right of first refusal and other terms of this Agreement. While the aggregate Option Price shall remain the same after each such event, the Option Price per share of Stock payable upon execution of the Purchase Option shall be appropriately adjusted.

        (e)  Restriction on Transfer; Right of First Refusal. Purchaser shall
             ------------------------------------------------
not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of the Stock which remain subject to the Purchase Option.

     Before any shares of Stock registered in the name of Purchaser that are no longer subject to the Purchase Option may be sold or transferred (including transfer by operation of law), such shares shall first be offered to the Company.

             (i) The Purchaser shall deliver a notice ("Notice") to the Company stating (i) his bona fide intention to sell or transfer such shares,
(ii) the number of such shares to be sold or transferred, (iii) the price for which he proposes to sell or transfer such shares, and (iv) the name of the proposed purchaser or transferee.

             (ii) Within thirty (30) days after receipt of the Notice, the Company or its assignee may elect to purchase all or none of the shares to which the Notice refers, at the price per share specified in the Notice.

             (iii) If all of the shares to which the Notice refers are not elected to be purchased, as provided in subparagraph 5(b) hereof, the Purchaser may sell the shares to any person named in the Notice at the price specified in the Notice or at a higher price, provided that (i) such sale or transfer is consummated within 60 days of the date of said Notice to the Company, (ii) any such sale is in accordance with all the terms and conditions hereof, and (iii) any transferee of shares of the Stock agrees to be bound by the Standoff Agreement set forth in Section 11 below.

     The provisions of this paragraph 5 shall terminate (except as to the Purchase Option) on (i) the closing date of a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act"), with respect to an underwritten public offering of Common Stock of the Company or
(ii) the closing date of a sale of assets or merger or other business combination of the Company pursuant to which shareholders of this Company receive securities of a buyer whose shares are publicly traded. The provisions of subparagraphs 5(a), 5(b) and 5(c) shall not apply to a transfer of any shares of Stock by Purchaser, either during his lifetime or on death by will or intestacy to his other ancestors, descendants or spouse, or any custodian or trustee for the account of Purchaser or Purchaser's ancestors, descendants or spouse; provided, in each such case that the transferee shall receive and hold such shares subject to the provisions of this paragraph 5 and there shall be no further transfer of such shares except in accordance herewith. The provisions of Sections 5(a), 5(b) and 5(c) shall not apply to any sale of shares of Stock by the Purchaser pursuant to a Registration Statement filed under the Act.

     The Company shall not be required (i) to transfer on its books any shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

        (f)  Legends.  All certificates representing any of the shares of
             --------
Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

             (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, INCLUDING A STANDOFF AGREEMENT, RIGHTS OF REPURCHASE AND RIGHTS OF FIRST REFUSAL AS SET

FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS, INCLUDING THE STANDOFF AGREEMENT AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES."

            (ii) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."

             (iii) Any legend required to be placed thereon by applicable blue sky laws of any state.

        (g)  Purchaser's Representations. In connection with his purchase of
             ----------------------------
the Stock, the Purchaser hereby represents and warrants to the Company as follows:

             (i)   Investment Intent; Capacity to Protect Interests. The
                   ------------------------------------------------
Purchaser is purchasing the Stock solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Purchaser also represents that the entire legal and beneficial interest of the Stock is being purchased, and will be held, for the Purchaser's account only, and neither in whole or in part for any other person. Purchaser either has a pre-existing business or personal relationship with the Company or any of its officers, directors or controlling persons or by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

             (ii)  Residence. The Purchaser's principal residence is located
                   ---------
at the address indicated beneath the Purchaser's signature below.

             (iii) Information Concerning Company. The Purchaser has
                   ------------------------------
heretofore discussed the Company and its plans, operations and financial condition with the Company's officers and has heretofore received all such information as the Purchaser has deemed necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Stock, and the Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

             (iv)  Economic Risk. The Purchaser realizes that the purchase of
                   -------------
the Stock will be a highly speculative investment and involves a high degree of risk, and the Purchaser is able, without impairing financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on the Purchaser's investment.

             (v)  Restricted Securities. The Purchaser understands and
                  ---------------------
acknowledges that:

                  (1) the sale of the Stock has not been registered under the Act, and the Stock must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available (such as Rule 144 or the resale provisions of Rule 701 under the Act) and the Company is under no obligation to register the Stock;

                  (2) the share certificate representing the Stock will be stamped with the legends specified in Section 6 hereof; and

                  (3) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

             (vi)  Disposition under Rule 144. The Purchaser understands that
                   --------------------------
the shares of Stock are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of purchase and payment of the Stock (unless Rule 701 promulgated under the Act is available), and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made only in limited amounts in accordance with such terms and conditions. Purchaser further understands that the resale provisions of Rule 701, if available, will not apply until ninety (90) days after the Company becomes subject to the reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). There can be no assurance that the requirements of Rule 144 or Rule 701 will be met or that the Stock will ever be saleable.

             (vii) Further Limitations on Disposition. Without in any way
                   ----------------------------------
limiting his representations set forth above, the Purchaser further agrees that it shall in no event make any disposition of all or any portion of the Stock unless and until:

                  (1) (A)there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or, (B)(1) the Purchaser shall have
                                             --
notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (2) the Purchaser shall have furnished the Company with an opinion of the Purchaser's counsel to the effect that such disposition will not require registration of such shares under the Act, and (3) such opinion of the
                                                   ---
Purchaser's counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Purchaser of such concurrence; and,
                                                                      ---
                  (2) the shares of Stock proposed to be transferred are no longer subject to the Purchase Option set forth in Section 3 hereof and the Purchaser shall have complied with the Right of First Refusal set forth in
Section 5 hereof;  and,
                   ---

                  (3) any prospective transferee agrees to be bound by the restrictions on transfer, Standoff Agreement, and right of first refusal as set forth in this Agreement.

             (viii)  Valuation of Common Stock. The Purchaser understands that
                     -------------------------
the Stock has been valued by the board of directors and that the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of its worth; the Purchaser understands, however, that the Company can give no assurances that such price is in fact the fair market value of the Stock and that it is possible that, with the benefit of hindsight, the Internal Revenue Service would successfully assert that the value of the common stock on the date of purchase is substantially greater than so determined.

     If the Internal Revenue Service were to succeed in a tax determination that the Stock received had value greater than that upon which the transaction was based, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by the Purchaser, and there is no provision for the Company to reimburse him for that tax liability, and the Purchaser assumes all responsibility for such potential tax liability. In the event such additional value would represent more than 25 percent of the Purchaser's gross income for the year in which the value of the shares were taxable, the Internal Revenue Service would have six years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess the Purchaser the additional tax and interest which would then be due.

             (ix) Section 83(b) Election. The Purchaser understands that
                  ----------------------
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, "restriction" means the right of the Company to buy back the stock pursuant to the Purchase Option. In the event the Company has registered under the Exchange Act, "restriction" with respect to officers, directors and 10% shareholders also means the 6-month period after the Closing during which such officers, directors and 10% shareholders are subject to suit under Section 16(b) of the Exchange Act. The Purchaser understands that he may elect to be taxed at the time the Stock is purchased rather than when and as the Purchase Option or 6-month Section 16(b) period expires by filing an election under Section 83(b) of the Code with the I.R.S. Even if the fair market value of the Stock equals the amount paid for the Stock, the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit C hereto. The Purchaser understands that failure to make this filing timely will result in the recognition of ordinary income by the Purchaser, as the Purchase Option lapses, or after the lapse of the 6-month
Section 16(b) period, on the difference between the purchase price and the fair market value of the Stock at the time such restrictions lapse. Purchaser understands that if Purchaser desires to make a Section 83 election, Purchaser must file a properly completed and executed election form with the I.R.S. Center in which Purchaser files tax returns within 30 days of the date of purchase. Furthermore, Purchaser acknowledges that Purchaser must file an election form with such I.R.S. Center with the Purchaser's tax return for the tax year in which the Purchaser makes the election. Purchaser must also file a copy of the election form with the Company.

     THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

     THE PURCHASER ACKNOWLEDGES THAT THE TIMELY FILING OF THE 83(B) ELECTION IS A CONDITION TO THE SALE, AND THAT THE COMPANY SHALL NOT BE REQUIRED TO ISSUE A CERTIFICATE REPRESENTING THE STOCK UNTIL IT IS SATISFIED THAT SUCH ELECTION HAS BEEN FILED IN A TIMELY MANNER.

        (h)  Miscellaneous.
             --------------

             (i) Subject to the provisions and limitations hereof, Purchaser may, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Stock deposited in said escrow.

             (ii) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

             (iii) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Purchaser at his address shown on the Company's employment records and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

             (iv) The Company may assign its rights and delegate its duties under this Agreement, including paragraphs 3 and 5 hereof. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his heirs, executors, administrators, successors and assigns.

             (v) Purchaser hereby authorizes and directs the Secretary or Transfer Agent of the Company to transfer the Stock as to which the Purchase Option, right of foreclosure under the Note, if applicable, or right of first refusal has been exercised from Purchaser to the Company or the Company's assignee.

        (i)  Arbitration. At the option of either party, any and all disputes or
             ------------
controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association.

     The arbitrators shall be selected as follows: In the event the Company and Purchaser agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and Purchaser do not so agree, the Company and Purchaser shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

     Arbitration shall take place in San Francisco County, California or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the Company or Purchaser and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The arbitrators, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

        (j)  Standoff Agreement. Purchaser agrees, in connection with the
             -------------------
Company's initial public offering of its equity securities, and upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of Stock (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such underwriters.

        (k)  Governing Law. This Agreement shall be governed by, and shall be
             --------------
construed and enforced in accordance with, the laws of the State of California without giving effect to the conflicts of laws principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     PURCHASER                            COMPANY

                                          Evolve Software, Inc.

                                          a Delaware Corporation

     ______________________________       By:_______________________________

     ___________________

     Title: _______________________

     Address:______________________

            _______________________

                               CONSENT OF SPOUSE
                               -----------------

     The undersigned spouse of Purchaser has read and hereby approves the foregoing Agreement. In consideration of the Company's granting my spouse the right to purchase the Stock as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.


     ___________________________
     Spouse of Purchaser

                                   EXHIBIT A
                                   ---------

                                PROMISSORY NOTE

     ____ ___, ____

     $______

     For value received, the undersigned promises to pay to Evolve Software, Inc., a Delaware corporation (the "Company"), or order, at its principal office the principal sum of $____ with interest thereof at the rate of ___ and ___________ hundredths percent (__.___%) per annum, compounded annually, on the unpaid balance of the principal sum. Said principal shall be due on the earlier to occur of the fifth anniversary of the date of this Note, thirty (30) days after termination other than for death or disability, and one year after termination for death or disability.

     This Note is subject to the terms of a Restricted Stock Purchase Agreement, dated as of ____ __, ____. This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

     The holder of this Note shall have full recourse against the undersigned personally for failure to pay the Note as and when due.

     The principal is payable in lawful money of the United States of America. The privilege is reserved to prepay any portion of the Note at any time.

     Should suit be commenced to collect this Note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The maker waives presentment for payment, protest, notice of protest and notice of non-payment of this Note. This Note shall be governed by the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state.

     ______________________________

     ___________________

                                   EXHIBIT B
                                   ---------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto____________________________________________________________________________
____________________ (__________) shares of the Common Stock of Evolve Software, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint Wilson, Sonsini, Goodrich & Rosati, attorneys, to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

     This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Evolve Software, Inc. and the undersigned dated ____ __, ____.

     Dated: _______________, _______


     _____________________________

     (to be signed exactly as name is to appear on stock certificate)

     INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "repurchase option," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                   EXHIBIT C
                                   ---------

                           JOINT ESCROW INSTRUCTIONS
                           -------------------------

                                                                  ____ ___, ____

Corporate Secretary
Evolve Software, Inc.
615 Battery Street, Suite #400
San Francisco, CA 94111

Dear Corporate Secretary:

     As Escrow Agent for both Evolve Software, Inc., a Delaware corporation (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Restricted Stock Purchase Agreement (the "Agreement") between the Company and the undersigned in accordance with the following instructions:

1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, cancellation of indebtedness or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's repurchase option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4. Upon written request of the Purchaser, but no more than once per calendar year, unless the Company's repurchase option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's repurchase option, provided that such shares have been fully paid for and do not secure an unpaid promissory note or shares not fully paid for. Within 90 days after cessation of Purchaser's continuous employment by or consultancy with the Company or any parent or subsidiary of the Company except for death or disability and within one year after cessation for death or disability, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's repurchase option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

     COMPANY:       Evolve Software, Inc.
                    615 Battery Street, Suite #400
                    San Francisco, CA 94111
     PURCHASER:     ___________________
                    ___________________
                    ___________________
     ESCROW AGENT:  J. Russell DeLeon
                    c/o Evolve Software, Inc.
                    615 Battery Street, Suite #400
                    San Francisco, CA 94111

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     Very truly yours,

     Evolve Software, Inc.

     By: ______________________________________

     Title: ___________________________________



     Purchaser

     __________________________________________
     (Signature)

     __________________________________________
     (Print or type name)



     Escrow Agent:

     __________________________________________
     Corporate Secretary

                                   EXHIBIT D
                                   ---------

                               SECURITY AGREEMENT

     This Security Agreement is made as of ____ __, ____ between Evolve Software, Inc., a Delaware corporation ("Pledgee"), ___________________ ("Pledgor"), and J. Russell DeLeon, Secretary of Pledgee, as the holder of the Securities pledged hereunder ("Pledgeholder").

                                    Recitals
                                    --------

     Pursuant to Pledgor's purchase of Shares under the Restricted Stock Purchase Agreement dated ____ ___, ____ (the "Agreement"), between Pledgor and Pledgee, and Pledgor's election under the terms of the Agreement to pay for such shares with Pledgor's promissory note (the "Note"), Pledgor has purchased ____ shares of Pledgee's Common Stock (the "Shares") at a price of $0.10 per share, for a total purchase price of $____. The Note and the obligations thereunder are as set forth in Exhibit A to the Agreement.

     NOW, THEREFORE, it is agreed as follows:

1. Creation and Description of Security Interest. In consideration of the transfer of the Shares to Pledgor under the Agreement, Pledgor, pursuant to the California Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by Certificate Number ______, duly endorsed in blank or with an executed stock power or powers, and herewith delivers said certificate to Pledgeholder, who shall hold said certificate subject to the terms and conditions of this Security Agreement.

     The pledged stock (together with an executed blank stock assignment or assignments for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Agreement, and Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

          a)  Payment of Indebtedness.  Pledgor will pay the principal sum of
              -----------------------
the Note secured hereby, and interest thereon, at the time and in the manner provided in the Note.

          b)  Encumbrances.  The Shares are free of all other encumbrances,
              ------------
defenses and liens (other than restrictions on transfer imposed by applicable securities laws), except for (i) Pledgee's rights to repurchase Shares pursuant to Section 3 of the Agreement and (ii) the pledge of the Shares hereunder as security for payment of the Note, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

          c)  Margin Regulations.  In the event that Pledgee's Common Stock is
              ------------------
now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

5. Options and Rights. In the event that, during the term of this pledge, subscription Options or other rights or options shall be issued in connection with the pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

6. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

          a) Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

          b) Pledgor fails to perform any of the covenants set forth in the Agreement or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

   In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California Commercial Code.

7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note. Notwithstanding the foregoing, upon any release of pledged Shares hereunder any such Shares which shall continue to constitute Unreleased Shares as defined in the Agreement shall continue to be held in escrow pursuant to Sections 3 and 6 of the Agreement.

8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

9. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

11.    Pledgeholder Liability.

          a) Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder unless Pledgeholder is proved to have acted in bad faith. Any act done or omitted pursuant to the advice of legal counsel, other than an act or omission involving gross or wilful negligence, shall be deemed to be done or omitted in good faith.

          b) Pledgeholder shall be entitled to employ such legal counsel and other experts as Pledgeholder may deem necessary properly to advise Pledgeholder in connection with its obligations hereunder, and Pledgeholder may rely upon the advice of such counsel. Such counsel's reasonable fees and costs shall be borne 50% by Pledger and 50% by Pledgee.

          c) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by Pledgeholder hereunder, Pledgeholder is authorized and directed to retain in Pledgeholder's possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of the arbitrator provided for in Section 13 of the Agreement or of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Pledgeholder shall be under no duty whatsoever to institute or defend any such proceedings.

     In addition, upon any dispute Pledgeholder should be entitled to engage legal counsel, one-half of whose fees and expenses shall be borne by Pledgor and one-half by Pledgee.

12. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

14. Governing Law. This Security Agreement shall be interpreted and governed under the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     "PLEDGOR"     By:__________________________________

                   _____________________________________
                   Print Name

                   Address:_____________________________

                   _____________________________________


     "PLEDGEE"     Evolve Software, Inc.
                   a Delaware corporation

                   By:__________________________________

                   Title:_______________________________



     "PLEDGEHOLDER"  ___________________________________
                              Secretary of Pledgee

                          ELECTION UNDER SECTION 83(b)
                          ----------------------------
                      OF THE INTERNAL REVENUE CODE OF 1986
                      ------------------------------------

     The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer's gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

     1.The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

     NAME:

     TAXPAYER:___________________  SPOUSE:

     ADDRESS:

     IDENTIFICATION NO.:

     TAXPAYER:_____________    SPOUSE:

     TAXABLE YEAR: ____

     2.The property with respect to which the election is made is described as follows: ____ shares (the "Shares") of the Common Stock of Evolve Software, Inc. (the "Company").

     3.The date on which the property was transferred is: ____ __, ____

     4.The property is subject to the following restrictions:

     The Shares may be repurchased by the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares over time.

     5.The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

     $____

     6.The amount (if any) paid for such property is:

     $____

     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

     The undersigned understands that the foregoing election may not be revoked
     --------------------------------------------------------------------------
except with the consent of the Commissioner.
-------------------------------------------

     Dated:

     Taxpayer

     The undersigned spouse of taxpayer joins in this election.

     Dated:

     Spouse of Taxpayer